Exhibit 3

Lock-up Agreement

December 8, 2014

Jefferies LLC

As Representative of the several underwriters
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

RE:         Manchester United plc (the “Company”)

Ladies & Gentlemen:

The Company proposes to conduct a public offering of Class A Ordinary Shares, par value $0.0005 per share ( “Shares”), of the Company (the “Offering”) for which Jefferies LLC will act as the representative of the several underwriters named in Schedule A to the Underwriting Agreement (in such capacity, the “Representative”). The undersigned recognizes that the Offering will benefit each of the Company and Edward S. Glazer Irrevocable Exempt Trust (the “Selling Shareholder”).  The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company and the Selling Shareholder with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement.  Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, except as provided hereunder the undersigned will not, without the prior written consent of the Representative, who may withhold their consent in their sole discretion:

•                  Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned,

•                  enter into any Swap,

•                  cause to be filed, or cause its Shares or Related Securities to be included on, a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or

•                  publicly announce any intention to do any of the foregoing.

The foregoing restrictions will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement.  In addition, the foregoing restrictions shall not apply to: (A) transactions relating to Shares or Related Securities acquired in open market transactions after the completion of the Offering; (B) the transfer of Shares or Related Securities: (i) as a bona fide gift or gifts; (ii) by will, other testamentary document or intestate succession; (iii) to a Family

Member or a trust for the benefit of the undersigned and/or a Family Member; (iv) to a limited liability company or partnership wholly-owned by the undersigned; or (v) if the undersigned is a corporation, partnership or limited liability company, to any subsidiary of such entity or to the partners, members, stockholders or affiliates of such entity, or to a charitable or family trust; provided, however, that (x) any transfer pursuant to this clause (B) shall not involve a distribution for value, and (y) each transferee in connection with any transfer pursuant to this clause (B) executes and delivers to the Representative a lock-up letter agreement substantially in the form of this letter agreement; (C) the withholding of any Shares or Related Securities of the undersigned by the Company to pay any portion of the exercise price, or to satisfy any withholding tax obligations of the undersigned, in connection with the exercise or vesting of any restricted shares, restricted share units, options or other share-based awards of the Company pursuant to the Company’s compensation plans, in each case on a “cashless” or “net exercise” basis; or (D) the transfer of Shares or Related Securities as collateral for any bona fide loan; provided that the lender agrees in writing to be bound by the restrictions set forth herein.  It shall be a condition to any transfer pursuant to clause (A), (B), (C) or (D) above that, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily reporting a reduction in beneficial ownership of Shares in connection with such transfer.

In addition to the preceding paragraph and notwithstanding anything to the contrary herein, the undersigned may enter into an agreement or trading plan to allow brokerage sales of all or a portion of the Shares or Related Securities pursuant to Rule 10b5-1 of the Exchange Act, provided that (i) any such brokerage sales may not occur prior to the expiration of the Lock-Up Period, and (ii) prior to the expiration of the Lock-Up Period, no public disclosure or filing under the Exchange Act by any party shall be required, or made voluntarily reporting such agreement or trading plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors.  The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement.  This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement shall lapse and become null and void upon the earliest to occur of: (a) January 1, 2015 if the Offering shall not have occurred by such date; (b) the Company providing written notice to the Representative prior to the execution of the Underwriting

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Agreement that it has determined not to pursue the Offering; and (c) the date of termination of the Underwriting Agreement if prior to the closing of the Offering.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

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EDWARD S. GLAZER IRREVOCABLE

EXEMPT TRUST

By:	/s/ Edward Glazer
Name: Edward Glazer
Title: Trustee

Annex A

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•                  “Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•                  “Family Member” shall mean any relationship by blood, marriage or adoption not more remote than first cousin.

•                  “Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 60 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•                  “Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•                  “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•                  “Securities Act” shall mean the Securities Act of 1933, as amended.

•                  “Sell or Offer to Sell” shall mean to:

1.                                      —                                                           sell, offer to sell, contract to sell or lend,

2.                                      —                                                           effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

3.                                      —                                                           pledge, hypothecate or grant any security interest in, or

4.                                      —                                                           in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•                  “Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

Annex A-1